Exhibit 10.4
Emergent BioSolutions Inc.
Incentive Stock Option Agreement
Granted Under 2006 Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by Emergent BioSolutions Inc., a Delaware corporation (the “Company”), on [                       ], 200[   ] [                     ] (the “Grant Date”) to [                      ], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2006 Stock Incentive Plan (the “Plan”), a total of [                      ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[                      ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                      ] (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     This option will become exercisable (“vest”) [insert vesting schedule].
     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing in the form attached hereto as Exhibit A or in another form as prescribed by the Company, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e)

below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined in the Plan), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. [If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement.]
4. Tax Matters.
     (a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
     (b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, other than pursuant to a qualified domestic relations order, and, during the lifetime of the Participant, shall be exercisable only by the Participant; provided, however, that the gratuitous transfer of this Option by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Option under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Option; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board of Directors shall otherwise permit.
6. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

Emergent BioSolutions Inc.
Dated:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2006 Stock Incentive Plan.

PARTICIPANT:

Address:

Exhibit A
NOTICE OF STOCK OPTION EXERCISE
Date:
Emergent BioSolutions Inc.
300 Professional Drive, Suite 250
Gaithersburg, MD 20879
Attention: Treasurer
Dear Sir or Madam:
     I am the holder of an Incentive Stock Option granted to me under the Emergent BioSolutions Inc. (the “Company”) 2006 Stock Incentive Plan on                      for the purchase of                      shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) at a purchase price of $                     per share.
     I hereby exercise my option to purchase                      shares of Common Stock, for which I have enclosed                     1 in the amount of $                    2. Please register my stock certificate as follows:

Name(s):	[3]

Address:
Tax I.D. #:	[4]

Very truly yours,

(Signature)

[1]	Enter “cash” or “a check.”

[2]	Enter the dollar amount (price per share times the number of shares to be purchased).

[3]	Enter name(s) to appear on stock certificate: (a) Your name only or (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

[4]	Social Security Number(s) of Holder(s).